Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 30, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Bancolombia S.A.’s Annual Report on Form 20-F for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Ltda.

Medellin, Colombia

May 6, 2013

PricewaterhouseCoopers Ltda., Edificio Forum, Calle 7 Sur No. 42-70, Torre 2, Piso 11, Medellín, Colombia,

Tel: (57-4) 325 4320, Fax: (57-4) 325 4322, www.pwc.com/co